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                                                              EXHIBIT 10.28

                    ADMINISTRATION & SERVICES AGREEMENT

      THIS AGREEMENT is dated July 1, 2003. Its parties are SOUTH POINTE FINANCIAL SERVICES, INC., a Michigan corporation ("Company") and NORTH POINTE FINANCIAL SERVICES, INC., a Michigan corporation ("NPFS").

                                 BACKGROUND

      The Company and NPFS have negotiated NPFS' provision of certain services to the Company as to the operation of its business. The parties have stated their understandings as to the provision of and compensation for these services in this Agreement.

                                   TERMS

      NOW, THEREFORE, in consideration of this Agreement's terms and for other valuable consideration, the adequacy of which is acknowledged, the parties agree as follows:

      1. PERFORMANCE OF SERVICES. NPFS will perform for the Company those services that are listed below ("Services"). The Company will pay NPFS for the Services as stated. Compensation is due and payable within 60 days after the end of each calendar month.

            1.1 MARKETING AND PROMOTION. NPFS will promote and market the insurance products provided by the Company, for which NPFS will receive a marketing commission of 2-1/2% of gross written premium in those insurance lines ("GWP") for personal lines and 5% of GWP for commercial lines.

            1.2 COLLECTIONS. NPFS will invoice and collect premiums payable to Company in its capacity as general agency, for which NPFS will be paid 2% of GWP.

            1.3 STAFFING. NPFS will provide employees to perform administrative, claims, underwriting and compliance services for Company. These employees will be under Company's control. Company will reimburse NPFS for the compensation it pays to these employees. NPFS will also provide related human resources services including hiring, firing, promotion, and development and implementation of benefit plans, employee handbooks and related policies and guidelines.

            1.4 ACCOUNTING, TAX AND AUDITING. NPFS will provide accounting consulting services for the Company with respect to preparation and maintenance of the financial statements and reports, including tax returns.

            1.5 INFORMATION SYSTEMS AND TECHNOLOGY. NPFS will provide consulting and maintenance services for the Company's information systems and software licensed to the Company. These Services will include software programming, documentation and hardware utilization, consulting and advising regarding software and hardware systems; negotiating, selecting and procuring hardware and software systems and technology for

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Insurers; and performing any other functions and activities for the Company which are related or incidental to the foregoing. In addition, NPFS will purchase and maintain equipment, hardware and software as may be reasonably required on a "going forward" basis (including frame relays for intranet and e-mail communications) for the Company to communicate electronically with affiliated companies (excluding all telephone and facsimile lines and equipment).

            1.6 LEGAL. NPFS will cause legal services to be provided to the Company. These services will include representation of the Company in the negotiation and preparation of contracts, agreements, and agency documents; drafting, filing, and monitoring of policies and forms and reinsurance agreements; governmental relations and advising on regulatory compliance; and rendering opinions on various legal matters; and providing and performing other legal functions and services incidental or related to the foregoing.

      2. OUT-OF-POCKET EXPENSES. The Company will reimburse NPFS for all out-of-pocket expenses it incurs relating to the Services.

      3. STANDARDS. NPFS will perform the Services in accordance with all standards and guidelines the Company may establish, and in conformance with all applicable state and Federal statutes and regulations. NPFS will render the Services in a professional manner.

      4. CONTROL. NPFS's performance of the Services for the Company under this Agreement will not impair the control of and responsibility for the Company's business and operations by its Board of Directors. NPFS's performance under this Agreement will be subject to the direction and control of the Company's Board of Directors.

      5. RECORDS AND DOCUMENTS. All books, records and files that NPFS creates and maintains relating the Company under this Agreement will be considered the Company's property. NPFS will have full access to these records documents at all times, both during this Agreement's term and after its termination.

      6. TERMINATIONS AND MODIFICATION. This Agreement will remain in effect until terminated by the parties' mutual consent or by any party upon giving 30 days prior written notice. Upon termination, NPFS will deliver to the Company the records and documents produced by NPFS pursuant to this Agreement. NPFS will retain copies of these records and documents, the expense of copying to be borne by the Company.

      7. ASSIGNMENT. A party may not assign this Agreement and any related rights without written consent of the other. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties, or their respective legal successors, any rights, remedies, obligations or liabilities, or to relieve any person other than the parties, or their respective legal successors, from any obligations or liabilities that would otherwise be applicable.

      8.    GOVERNING LAW. Michigan laws govern this Agreement.


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      9.    ARBITRATION. Any unresolved difference of opinion between the parties arising out of or relating to this Agreement, or in the breach of this Agreement, will be settled by arbitration in accordance with the Commercial Rules of the American Arbitration Association ("AAA"), and judgment upon the award rendered by the Arbitrator may be entered in any court having jurisdiction thereof. The arbitration shall take place at the AAA offices in southeastern Michigan.

      10. NOTICES. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

            If to Company, addressed to:

            South Pointe Financial Services, Inc
            28819 Franklin Road, Suite 300
            Southfield, MI 48034
            Attention: B. Matthew Petcoff, Executive Vice-President
            Fax: (248) 357-3895

            If to NPFS, addressed to:

            North Pointe Financial Services, Inc.
            28819 Franklin Road, Suite 300
            Southfield, MI 48034
            Attention: James G. Petcoff, President
            Fax: (248) 357-3895

or to such other place and with such other copies as either party may designate as to itself by written notice to the other party.

      11. INVALIDITY. If any one or more of the provisions contained in this Agreement or in any other instrument referred to in this Agreement, will, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, this invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

      12. ENTIRE CONTRACT. This Agreement, together with such amendments as may from time to time be executed in writing by the parties, constitutes the entire agreement between the parties relating to its subject matter. It supercedes any prior agreements on its subject matter. There exists no other written or oral understandings, agreements or
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assurances with respect to these matters except as are set forth in this
Agreement. Unless expressly stated, this Agreement confers no rights on any person or business entity that is not a party.

                             SOUTH POINTE FINANCIAL SERVICES,
                             INC., a Michigan corporation

                             By: /s/ B. Matthew Petcoff
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                                  B. Matthew Petcoff
                                  Executive Vice-President

                             NORTH POINTE FINANCIAL SERVICES,
                             INC., a Michigan corporation

                             By: /s/ B. Matthew Petcoff
                                 -----------------------------------------------
                                  B. Matthew Petcoff
                                  Executive Vice-President,